Exhibit 99.1

APx Acquisition Corp. I Announces Additional Contribution to Trust Account to Extend

Combination Period

New York— June 1, 2023 — APx Acquisition Corp. I (“APx” or the “Company”), a special purpose acquisition company, announced today that the Company deposited into the trust account, established in connection with the Company’s initial public offering (the “Trust Account”), an aggregate of $750,000 in order to effect the extension of the termination date for an additional three-month period, from June 9, 2023 to September 9, 2023. The purpose of the extension is to provide time for the Company to complete a business combination.

About APx Acquisition Corp. I

APx Acquisition Corp. I is a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s search for an initial business combination. No assurance can be given that the Company will ultimately complete a business combination transaction. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the initial public offering and other reports filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Investor Contact

Xavier Martinez

Chief Financial Officer

Xavi@apxcap.mx

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